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                                                  Exhibit B-2(i)
                                                  --------------

                                                  As Executed

     SUPPLEMENTED LEASE dated October 14, 1966 between JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY ("Lessor"), a Massachusetts corporation having its principal office and place of business at 200 Berkeley Street, in the City of Boston, County of Suffolk, The Commonwealth of Massachusetts, and NEW ENGLAND POWER SERVICE COMPANY ("Lessee"), a Massachusetts corporation having its principal office and place of business at 441 Stuart Street, in the City of Boston, County of Suffolk, The Commonwealth of
Massachusetts:

     The Lease, dated June 28, 1963, between Lessor and Lessee, as modified by two Lease Modification Agreements, dated September 1, 1964 and April 30, 1965, respectively, (hereinafter sometimes referred to as the "Original Lease"), is hereby supplemented and amended to read as follows:

     1. Leased Property -- Term of Lease. Upon the conditions, limitations, covenants and agreements set forth below, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the following property (hereinafter sometimes collectively referred to as the "Leased Property"):

     All the land (hereinafter sometimes referred to as the "Phase I Land") described in Part I of Schedule A hereto,

     TOGETHER WITH the buildings, structures, facilities, equipment, paving, surfacing and other improvements, other than Lessee's Equipment, now or hereafter located thereon, except such as constitute any New Buildings as defined in the Agreement referred to in section 5 (all of the foregoing improvements being hereinafter sometimes referred to as the "Phase I Leased Buildings"), and the appurtenances thereof (said land, improvements and appurtenances being hereinafter sometimes referred to as the "Phase I Property"); and

     ALL the land (hereinafter sometimes called the "Phase II
Land") described in Part II of Schedule A, hereto,

     TOGETHER WITH the buildings, structures, facilities, equipment, paving, surfacing and other improvements, other than Lessee's Equipment, now or hereafter located thereon and such of the same located on the Phase I Land as constitute all or any part of the New Buildings as defined in the Agreement referred to in section 5 (all of the foregoing being hereinafter sometimes referred to as the "Phase II Leased Buildings"), and the appurtenances thereof (said land, improvements and appurtenances being hereinafter sometimes referred to as the "Phase II Property" and the Phase I Leased Buildings and the Phase II Leased Buildings being hereinafter sometimes collectively referred to as the "Leased Buildings".)
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     SUBJECT, HOWEVER, to (a) the rights, reservations, and
restrictions of record, if any, set forth or referred to in Schedule A hereto; (b) zoning and building restrictions and governmental regulations now or hereafter affecting the Leased Property; (c) such state of facts as an accurate survey would show; and (d) rights, If any, of parties in possession other than Lessor;

     For an initial term commencing on the date hereof and expiring at midnight on August 31, 1999, unless this Lease shall sooner terminate as hereinafter provided; and

     For a renewal term or terms as provided in section 34.

     2. Basic Rent. Lessee will pay to Lessor, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the City Mortgage Department of Lessor at 200 Berkeley Street, Boston 17, Massachusetts, or at such place or to such agent as Lessor from time to time may designate, annual basic rentals (hereinafter sometimes collectively referred to as "Basic Rent"), over and above the other additional payments to be made by Lessee as herein provided, of:

     A. Phase I Basic Rent. (a) $568,825 during the initial term of this Lease, payable in installments in advance of (b) $47,402.09 on the first day of the first full calendar month included in the initial term of this Lease and on the first day of each succeeding calendar month. Such basic rental (or, if this Lease has been renewed as provided in section 34, the Phase I Basic Rent therein specified) is hereinafter sometimes referred to as the "Phase I Basic Rent."

     B. Phase II Basic Rent. (a) $4,200 during the period from the date of this Lease to the date of the Lease Modification Closing provided for in the Agreement referred to in section 5 (which period is herein sometimes referred to as the "preliminary term" of this Lease), payable in installments in advance as follows: (b) $210 on the date hereof and (c) $350 on the first
day of each succeeding calendar month; and (x) $      during the
remaining portion of the initial term after the preliminary term of this Lease, payable in installments in advance of (y) $ on the first day of such remaining portion of such initial term after the preliminary term of this Lease and on the first day of each succeeding calendar month [the amounts in (x) and (y) to be inserted by modification of this Lease pursuant to the Agreement referred to in section 5]. Such basic rental (or, if this Lease has been renewed as provided in section 34, the Phase II Basic Rent therein specified) is hereinafter sometimes referred to as the "Phase II Basic Rent."

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     Except as otherwise specifically provided herein, the Phase
I and Phase II Basic Rents shall each be due and payable to Lessor in each month during the entire respective terms of this Lease. All rentals, including Phase I Basic Rent and all additional rentals, required to be paid in respect of this Lease in connection with the Phase I Property are herein sometimes referred to as "Phase I Rentals" and all rentals, including Phase II Basic Rent and all additional rentals, required to be paid in respect of this Lease in connection with the Phase II Property are herein sometimes referred to as "Phase II Rentals." During the preliminary term of this Lease payments of all Phase II Rentals may be made as provided in the Agreement referred to in section 5.

3. Additional Rent; Credit Against Rent. A. Lessee will also pay Lessor as additional yearly rental during the preliminary term of this Lease the amount, if any, by which (a) the real estate taxes payable in respect of the Phase I Property for any full calendar year shall exceed $150,000; (b) such taxes for any portion of a full calendar year during the term hereof shall exceed a proportionate amount of $150,000; (c) the cost for any full year of insurance of the types required by section 20 hereof to be carried by Lessor in respect of the Phase I Property shall exceed $12,000; and (d ) the cost for any portion of a full year of such insurance shall exceed a proportionate amount of $12,000. Such additional rental shall be paid at least fifteen days before the respective items of taxes and/or insurance included therein are due and payable. An amount equal to the amount, if any, by which
(i) such taxes are less than $150,000 and/or (ii) the cost of such insurance is less than $12,000, for any full year or proportion for any portion of a full year, shall be credited against the first rental or rentals payable under this Lease after receipt by Lessor of the respective bills for such items of taxes and/or insurance.

B. Lessee will also pay Lessor as additional yearly rentals during the remainder of the initial term after the preliminary term of this Lease and during each renewal term of this Lease the sum of the amounts, if any, by which (a) the real estate taxes payable in respect of the Leased Property for any full calendar year shall exceed $275,000; (b) such taxes for any portion of a full calendar year shall exceed a proportionate amount of $275,000; (c) the cost for any full calendar year of insurance of the types required by section 20 hereof to be carried by Lessor in respect of the Leased Property shall exceed $17,000; and (d) the cost for any portion of a full calendar year of such insurance shall exceed a proportionate amount of $17,000. Such additional rent shall be paid at least fifteen days before the respective items of taxes and/or insurance included therein are due and payable. An amount equal to the amount, if any, by which
(i) such taxes are less than $275,000 and/or (ii) the cost of such insurance is less than $17,000, for any such full calendar
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year or proportionately for any such portion of a full calendar year, shall be credited against the first rental or rentals payable under this Lease after receipt by Lessor of the respective bills for such items of taxes and/or insurance.

C. Lessee shall also pay Lessor as additional rent amounts equal to all betterment assessments imposed on the Phase I Property during the initial term and each renewal term hereof and on the Phase II Property during the remainder of the initial term after the preliminary term hereof and each renewal term hereof; such payments, if a betterment assessment is payable in installments, to be paid Lessor as the installments become due or, if a betterment assessment is payable in a single payment, to be paid Lessor in equal annual installments, the first installment to be paid on the due date of the betterment assessment and one installment on the anniversary date in each of the next nine succeeding years of the term of this Lease, or each succeeding year of the remaining term if less than nine years. Lessee will also, as additional rent, pay all Impositions (such term, and certain other terms, are defined in section 51), costs, expenses, liabilities, obligations and other payments which Lessee in any of the provisions of this Lease assumes or agrees to pay (and reimburse Lessor for any payments thereof made by Lessor), and, in the event of any failure by Lessee to pay any of the same, Lessor shall have all the rights and remedies provided for in this Lease or by law in the case of nonpayment of the Basic Rent. Lessee will also pay to Lessor, as additional rent, all amounts of additional rent and other payments (other than Basic Rent) due to Lessor from Lessee, and Lessor will also pay to Lessee or give Lessee credits against rent, as appropriate, all amounts so due to Lessee from Lessor, under the Original Lease in respect of items, liability for the payment of which or credit in respect of which had accrued at the date of this Supplemented Lease and payment of or credit in respect of which items is not otherwise required by this Supplemented Lease. Lessee will also pay Lessor, on demand, as additional rent, interest at the rate of 6 1/2% per annum on all overdue installments of Basic Rent. The provisions of this section are subject to section 17 relating to contests.

4. No Abatement, etc. Lessee will pay the Basic Rent to Lessor and the additional rent to the appropriate payees thereof without notice or demand by Lessor, except as otherwise specifically required hereby, and, except as otherwise specifically required hereby, without abatement, deduction, counterclaim, set-off or defense, based on any claim against Lessor; Lessee shall not be entitled to quit, terminate or surrender this Lease, and shall not be relieved from its obligations to pay the full Basic Rent and additional rent or from any of its other obligations under this Lease, by reason of (a) any prevention or curtailment of or interference with any use of the Leased Property or any part thereof for any purpose by any Legal Requirement (except as provided herein in respect of a Taking), or (b) any change of
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grade of any abutting street, or (c) any damage to or destruction of or Taking of the Leased Buildings or successful assertion of title paramount in the Leased Property or any part thereof
(except as otherwise specifically required hereby).

5. Construction of Leased Buildings. Use of Leased Property. Lessee will commence and proceed diligently with the construction and completion of the buildings and improvements on the land included in the Leased Property as provide in the agreement between Lessor and Lessee dated September 23, 1966 relating thereto (herein sometimes called the "Agreement"), a copy of which is on file at the principal office of Lessor, and will otherwise duly and punctually perform its obligations thereunder. Lessee will use or permit the use of the Leased Property in connection with Lessee's business of supplying of services and goods generally to New England Electric System, a Massachusetts voluntary association, its successors and assigns, and its and their subsidiaries, and, except incidentally and except for use by Lessee's affiliates and sublessees permitted hereunder in connection with their respective businesses, will not use or permit the use of the same for any other purpose without Lessor's prior written consent. Lessee will not permit any occupancy or use of any part of the Leased Property contrary to any Legal Requirement or Insurance Requirement or permit any nuisance in, at or on the Leased Property or any abandonment or waste of the Leased Property or any part thereof.

6. Lessee's Equipment. Ail Lessee's Equipment shall be the property of Lessee, provided that (a) upon the occurrence of any Event of Default, Lessor shall, to the extent permitted by law, have (in addition to all other rights) a lien on Lessee's interest in all Lessee's Equipment (to the extent such a lien may be created without violation of any other agreement of Lessee with respect to such Lessee's Equipment) on the Leased Property as security for all rent, including additional rent, due and payable under this Lease, and (b) any Lessee's Equipment not removed by Lessee at its expense within 30 days after any termination of this Lease shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without notice to Lessee and without obligation to account therefor, and Lessee will pay Lessor upon demand all net costs and expenses incurred by Lessor in removing, storing or disposing of the same. Lessee will immediately repair at its expense all damage to the Leased Property caused by any removal of Lessee's Equipment therefrom, whether effected by Lessee or Lessor. Lessor shall not be responsible for any loss of or damage to Lessee's Equipment.

7. Alterations and Additions. Lessee may make, at its expense, reasonable alterations of and additions to the Leased Buildings and may construct additional buildings and other improvements on the Leased Property, provided that in all cases (including
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alterations or additions involved in any repair pursuant to sections 6 or 12) the alteration or addition (a ) does not change the general character of the Leased Buildings or adversely affect their fair market value, (b) is effected with due diligence, in a good and workmanlike manner and in compliance with all Legal Requirements and Insurance Requirements, (c) is promptly and fully paid for by Lessee, and (d) is made, in case the estimated cost exceeds $100,000, either (x) under the supervision of an architect or engineer satisfactory to Lessor and in substantial accordance with detailed plans and specifications and cost estimates approved by Lessor, and after Lessee shall have furnished to Lessor, if requested, a performance bond, or other security, satisfactory to Lessor or (y) pursuant to a proposal satisfactory to Lessor as evidenced by it in writing.

8. Improvements, etc., on Property of Lessor. All buildings, structures, improvements, fixtures machinery, apparatus, equipment, changes, alterations, repair, replacements, renewals, additions. betterments. restoration and rebuilding, erected, made or installed by Lessee in or upon or used for the operation, maintenance or protection of the Leased Property, as such, (other than Lessee's Equipment) shall immediately be and become the property of Lessor and shall thereafter constitute part of the leased Property.

9. Impositions. Subject to section 17 relating to contests, Lessee will pay all Impositions before any interest, penalty, fine or cost may be added for non-payment, provided that (a) if, by law, any Imposition may at the option of the payor be paid in installments, Lessee may exercise such option, and, in such event. Lessee shall give Lessor prompt written notice of such exercise and shall pay all such installments (and interest ii any) becoming due during the term of this Lease as the same respectively become due and before any further interest or any penalty, fine or cost may be added thereto; and (b) any Imposition relating to a period, a part of which is included within the term of this Lease and a part of which extends beyond such term, shall, if an Event of Default shall not then exist under this Lease, be apportioned between Lessor and Lessee as of the expiration of such term. Lessee will furnish to Lessor and to each holder of any mortgage on the Leased Property, for inspection, within 30 days after the date when any Imposition (unless being contested in conformity with section 17) would become delinquent, official receipts, or other proof satisfactory to Lessor or such mortgagee, as the case may be, evidencing the payment of such Imposition Lessor will pay in full when due and payable all real estate taxes and betterment assessments in respect of the Leased Property, except such as are includible in additional rent and are not paid to Lessor by Lessee when such additional rent is due, provided, however, that Lessor may contest, by appropriate legal proceedings the amount or validity or application, in whole or in part, of any tax or betterment
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assessment, provided that (a) such proceedings shall operate to suspend the collection thereof from the Leased Property, (b) neither the Leased Property nor any part thereof would be in substantial danger of being forfeited or lost, and (c) Lessor shall have furnished such security, if any, as may be required in the proceedings.

10. Compliance with Legal and Insurance Requirements, etc. Subject to section 17 relating to contests, Lessee at its expense will promptly comply with all Legal Requirements, and all reasonable Insurance Requirements of which Lessee shall have been given written notice, unless variance therefrom is consented to in writing by Lessor, whether or not compliance therewith shall require structural changes in the Leased Buildings, will procure and maintain all permits, licenses and other authorizations required for any use of the Leased Property or any part thereof then being made, and for the lawful and proper installation, operation and maintenance of all equipment and appliances necessary or appropriate for the operation and maintenance of the Leased Property, and will comply with any former instruments of record affecting the Leased Property or any part thereof at the time in force.

11. Condition of Leased Property. Lessee is and will be fully familiar with the physical condition of, the Leased Property from time to time. Lessor has made and will make no representations as to the condition of the Leased Property or the fitness or availability of the Leased Property for any particular use, and Lessor shall not be liable for any latent or patent defect therein, as it may exist from time to time.

12. Repairs, etc. Subject to reasonable wear and tear, Lessee will maintain the Leased Buildings as first class property of the type of which they consist, will keep the Leased Property and the sidewalks, curbs, vaults and vault space, if any, adjoining the Leased Property in good and clean order and condition, and will make all necessary or appropriate repairs, replacements, renewals and betterments thereof, structural and non-structural, ordinary and extraordinary, and foreseen and unforeseen, all at the expense of the Lessee, except that there shall be credited at Lessee's option against the rent hereunder in respect of amounts actually expended by Lessee for exterior repairs of the Leased Buildings the following amounts: (i) in each year or portion thereof during the preliminary term of this Lease, an amount in respect of such actual expenditures for exterior repairs of the Phase I Leased Buildings not exceeding $10,000 or a part thereof proportionate to any such portion of a year, and (ii) in each year or portion thereof during the remaining portion of the initial term after the preliminary term of this Lease and any renewal term, an amount in respect of such actual expenditures for exterior repairs of the Leased Buildings not exceeding $20,000 or a part thereof proportionate to any such portion of a
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year. To the extent any such credit is not so taken in any such period it may be accumulated and so taken, together with any credits accumulated under section 12 of the Original Lease, in any subsequent year or years at any time prior to the termination or other expiration of this Lease. Upon any such termination or expiration Lessee shall be compensated by Lessor, by credit against rent due hereunder or otherwise, for the full aggregate amount of such accumulated credits (including, without limitation, credits accumulated under section 12 of the Original Lease) to the date of such termination or expiration, whether or not amounts in respect of such credits have actually been expended by Lessee. Lessee will, at its expense, and will hold the Lessor harmless from such expense, take all action necessary to insure that the Leased Property will at all times be provided with adequate facilities for drainage of surface water and will promptly comply with all Legal Requirements in such connection.

13. Shoring, etc. Lessee at its expense will do or cause others to do all shoring of foundations and walls of the Leased Buildings or of the ground adjacent thereafter, and every other act, necessary or appropriate for the safety and preservation thereof by reason of or in connection with any excavation or other building operation upon the Leased Property or any adjoining property, whether or not the owner of the Leased Property shall, by any Legal Requirement, be required to take such action or be liable for failure to do so.

14. Replacement of Building Equipment. Lessee may, from time to time, so long as it shall not be in default under this Lease, remove and dispose of any equipment in the Leased Buildings, provided that (except as to Lessee's Equipment) Lessee shall promptly replace such equipment with other equipment at least equal in value and general utility to that removed.

15. Discharge of Liens, etc. Subject to section 17 relating to contests, Lessee (unless such be created by Lessor or those claiming through Lessor and not through Lessee) will not create or permit to be created or to remain, and will discharge, any lien, any rights in derogation of Lessor's title to the Leased Property, any encumbrance or charge on account of any Imposition or any mechanic's, laborer's, materialman's or vendor's lien (including any such lien arising out of or due to labor performed or materials furnished prior to the date of this Lease) or any mortgage, chattel mortgage, conditional sale or title retention agreement, or otherwise, upon the Leased Property or any part thereof, or upon Lessee's leasehold interest therein (other than general mortgages of Lessee or any of its affiliates securing publicly held securities of Lessee or its affiliates), provided that the existence of any mechanic's, laborer's, materialman's or vendor's lien or right thereto shall not constitute a violation of this section if payment of the sum involved is not yet due under the terms of the contract in question. Subject to said
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section 17, Lessee will not enter into any contract providing for the postponement of any such payment for more than 30 days after completion of the work.

16. No Claims against Lessor. Except as otherwise specifically contemplated by sections 21 and 25, nothing contained in this Lease shall constitute the consent or request of Lessor, express or implied, for the performance of any labor or the furnishing of any materials or other property in respect of the Leased Property or any part thereof, nor as giving Lessee any authority to contract for or permit the rendering of any services or the furnishing of any materials or other property, so as to permit the making of any claim against Lessor.

17. Contests. After prior written notice to Lessor and to each holder known to Lessee, or of record, of any mortgage on the Leased Property, Lessee may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any taxes or assessments includable in additional rent or any Imposition or other Legal Requirement or any lien, encumbrance or charge referred to in section 15, provided that (a) in the case of any such unpaid tax, assessment or Imposition, such proceedings shall operate to suspend the collection thereof from Lessor or the Leased Property, (b) in the case of a Legal Requirement, neither the Lessor nor any mortgagee of the Leased Property would be in danger of civil or criminal liability for failure to comply therewith, (c) neither the Leased Property nor any part thereof would, in the judgment of Lessor or any such mortgagee, be in substantial danger of being forfeited or lost, and (d) Lessee shall have furnished such security, if any, as may be required in the proceedings or reasonably requested by Lessor or such mortgagee.

18. Utility Services and Parking. Lessee will pay or cause to be paid all charges for all public or private utility services and all sprinkler-system and protective services at any time rendered to or in connection with the Leased Property or any part thereof, will comply with all contracts relating to any such services, and will do all other things required for the maintenance and continuance of all such services. If this Lease shall terminate, either at the end of any term thereof or otherwise, and Lessee shall not have purchased the Leased Property as provided in section 52, Lessee shall proceed diligently to provide Lessor, at the sole expense of Lessee, with paved parking facilities to the extent necessary so that Lessor will then have the ownership of or the perpetual right to use paved parking facilities for at least 700 automobiles reasonably convenient to the Leased Buildings; such facilities to be substantially equivalent in quality with the parking facilities called for by the Plans and Specifications provided for in the Agreement referred to in section 5. Such provision may be made either by the construction
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of such parking facilities on the Leased Property in a location selected by Lessor and reasonably adaptable thereto and/or by the granting to or causing to be granted to the Lessor of perpetual easements to use and maintain such facilities; provided that if such termination occurs pursuant to section 23 or 24 and the entire gross interior floor area of the Leased Buildings (as computed pursuant to said sections 23 and 24) is not involved in the damage, destruction or Taking referred to in section 23 or 24, Lessee will so provide such parking facilities for the number of automobiles which bears the same proportion to 700 as such gross interior floor area (so computed) not involved in such damage, destruction or Taking, bears to the total gross interior floor area of the Leased Buildings (so computed).

19. Lessee's Insurance. Lessee at its expense will maintain or cause to be maintained with insurers approved by Lessor (a) public liability insurance and property damage liability insurance against any accident, injury or damage to any person or property occurring on or about the Leased Property or any part thereof in amounts and coverage approved in writing by Lessor, and (b) appropriate workmen's compensation insurance in respect of an, work on or about the Leased Property. In each case such policies of insurance required by this section may be under a blanket policy approved in writing by Lessor and may have "deductible" clauses in amounts not exceeding $10,000 in respect of any one event of casualty or such greater amount as Lessor may approve in writing.

20. Lessor's Insurance. Lessor, at its expense (except as otherwise provided herein and in the Agreement), will maintain throughout the term of this Lease insurance with respect to the Leased Buildings against loss or damage by fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles, smoke, boiler explosion, war risks (when and to the extent insurance against the same is obtainable from the United States Government or any agency thereof), and other risks customarily insured against by persons in businesses similar to that of Lessee, as determined in good faith by Lessor, all in amounts not less than the then full insurable value
(actual replacement value less actual physical depreciation, exclusive of cost of excavations, foundations and footings below the underside of the lowest basement floor if excluded by the policy) of the Leased Buildings as determined from time to time at Lessee's expense when requested by Lessee but not more frequently than once in any three years. If John Hancock Mutual Life Insurance Company is not the Lessor hereunder, Lessor will furnish Lessee not more often than annually with reasonable evidence of such insurance at the written request of Lessee. John Hancock Mutual Life Insurance Company may in any case be a self-insurer or co-insurer against any risks, and in such event the cost to John Hancock Mutual Life Insurance Company of such self-insurance shall be deemed to be the lowest cost at which such
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insurance could be obtained by John Hancock Mutual Life Insurance
Company from a responsible insurer.

21. Restoration if Damage or Destruction. In case there shall occur any damage to or destruction of any of the Leased Buildings or any part thereof by hazards to be insured against by Lessor, Lessee will promptly give written notice thereof to Lessor and, subject to the provisions of section 23, Lessor at its expense will promptly commence and complete with due diligence the restoration, repair, replacement or rebuilding (hereinafter collectively referred to as "Restoration") of the Leased Buildings to as nearly as possible their value, condition and character immediately prior to such damage or destruction, with such alterations or additions, if any, as may be mutually agreed upon by Lessor and Lessee.

22. Abatement of Rent. In case there shall occur any damage to or destruction of any of the Leased Buildings or any part thereof by hazards to be insured against by Lessor, and such damage or destruction shall be so extensive as to render the whole or any part thereof unsuitable for Occupancy by Lessee for the purposes for which Lessee occupied the same immediately prior to such occurrence, a just proportion of the Basic Rent, according to the nature and extent of the injury to the Leased Buildings, shall be suspended or abated until the Leased Buildings shall have been repaired or restored by Lessor at its expense to substantially the same condition they were in immediately prior to such casualty.

23. Right to Terminate in Case of Certain Damage, etc. In case there shall occur any damage to or destruction of the Leased Buildings, (a) if by such damage or destruction 6070 or more of the gross interior floor area of the building or buildings then constituting the Leased Buildings has been rendered unsuitable for occupancy by Lessee for the purposes for which Lessee occupied the same immediately prior to such occurrence, then either Lessor or Lessee may terminate this Lease by 30 days' prior written notice to the other given within 60 days after such damage or destruction, or (b) if 100% of such floor area has been so rendered unsuitable, then this Lease shall terminate ipso facto. Lessor shall not have any claim against Lessee for any deficiency in the proceeds of insurance recovered on account of such damage or destruction.

24. Termination as Result of Taking or Title Paramount. In the event of a Taking of or the successful assertion of title paramount in the entire Leased Property or the entire Leased Buildings, this Lease shall terminate ipso facto, and in the event of a Taking or the successful assertion of title paramount involving 50% or more of the gross interior floor area of the building then constituting the Leased Buildings, then either Lessor or Lessee may terminate this Lease as of the date of such

Taking or successful assertion by 30 days' prior written notice to the other given within 60 days after such Taking or successful assertion. Lessor shall not have any claim against Lessee for any deficiency in the proceeds of awards or insurance recovered on account of any such Taking or successful assertion, as the case may be.

25. Taking or Title Paramount not Resulting in Termination. In the event of a Taking of or the successful assertion of title paramount in part of the Leased Property or of a temporary easement or interest therein, not resulting in termination of this Lease, then this Lease and the term hereof shall continue in full force and effect and a just proportion of the Basic Rent according to the nature and extent of the part so taken or affected shall be suspended or abated until the Leased Property or what remains thereof not so affected shall be put in proper condition by Lessor for occupation by Lessee for the purposes for which Lessee occupied the same immediately prior to such Taking or successful assertion. and thereafter the Basic Rent shall be abated for the balance of the term of this Lease according to the nature and extent of the part so taken or affected. Lessor will, in any such event, promptly undertake, at its expense, to put in proper condition the the Leased Property or what remains thereof for occupation by Lessee for the purposes for which Lessee occupied the same immediately prior to such Taking or successful assertion.

26. Damages for Taking. Lessor reserves to itself, and Lessee assigns to Lessor, all rights to damages accruing on account of any Taking or by reason of any act of any public or quasi-public authority (other than changes of grade) for which damages are payable. Lessee agrees to execute such instruments of assignment as may be reasonably required by Lessor and to join in any petition for the recovery of such damages if requested by Lessor, and to turn over to Lessor any damages that may be recovered in any such proceeding. It is agreed and understood, however, that Lessor does not reserve to itself, and Lessee does not assign to Lessor, any portion of the award allocable to Lessee's Equipment or specifically paid on account of consequential damages to Lessee for the disturbance of its occupancy of the Leased Property under laws in effect at the time of such Taking.

27. Change of Grade. In case the grade of any street abutting on the Leased Property shall be changed, Lessee, at its expense, will promptly effect whatever Restoration is necessary to restore the Leased Property tn substantially its former condition and utility and, in case the cost of such Restoration shall exceed Lessee's award and any interest paid in respect thereof, Lessor's award shall be applied (after deducting all costs, fees and expenses of Lessor not paid by Lessee incident to the collection thereof), if Lessee is not in default under this Lease. to reimburse Lessee for the excess upon receipt by Lessor of evidence reasonably satisfactory to Lessor of the cost and completion of such Restoration.

28. Award if Lessee in Default. Anything in this Lease to the contrary notwithstanding, if at the time of any Taking or any change of grade, or at any time thereafter, Lessee shall be in default under this Lease and such default shall continue, Lessor shall be empowered, in the name of Lessee or otherwise, to file and prosecute Lessee's claim, if any, for an award on account of the Taking or change of grade and to collect such award and apply the same. after deducting all costs, fees and expenses of Lessor incident to the collection thereof, to the curing of such default and any other then existing defaults under this Lease; any balance remaining after such application and after Lessor shall have received therefrom the amount, if any, required by the provisions of section 26 (if applicable) to be received by Lessor on account of rights to damages assignable to Lessor by Lessee, shall, unless the term of this Lease shall have expired, be paid to Lessee.

29. Indemnification of Lessor Lessee will protect, indemnify and save harmless Lessor from and against all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including attorneys' fees and expenses, which may be imposed upon or incurred by or asserted against Lessor by reason of (a) any accident, injury or damage to any person or property occurring on or about the Leased Property or any part thereof, (b) any use, non-use or condition of the Leased Property or any part thereof, (c) any claim for the performance of labor or the furnishing of materials or other property in respect of the Leased Property or any part thereof except to the extent Lessor is obligated in these respects pursuant to sections 21 and 25, and (d ) any failure on the part of Lessee to perform or comply with any of the provisions of this Lease. In case any action or proceeding is brought against Lessor by reason of any such occurrence, Lessee upon Lessor's request will at Lessee's expense resist and defend such action or proceeding, or cause the same to be resisted and defended, either by counsel designated by Lessee and approved by Lessor, or, where such occurrence is covered by liability insurance, by counsel designated by the insurer.

30. Restriction against Mortgages, Assignments, Subleases, etc. Except to an affiliate and to others for stores for the convenience of the occupants of the Leased Property, and except to such others as Lessor may approve in writing, Lessee's interest in this Lease may not be mortgaged, encumbered, assigned, subleased or otherwise transferred, in whole or in part, by Lessee or by operation of law, merger, consolidation or otherwise and, except as aforesaid, no part of the Leased Property may be the subject of any license or privilege. Furthermore, in the case of any such assignment or transfer of any interest in this Lease, the assignee or transferee shall execute and deliver to Lessor an instrument, satisfactory in substance and form to Lessor, whereby such assignee or transferee assumes all, or a proportionate part, of the obligations of Lessee under this Lease. From and after any such assignment or transfer the obligations of each such assignee and transferee and of the original Lessee named as such in this Lease to fulfill all of the obligations of Lessee under this Lease shall be joint and several, and the obligations of such original Lessee under this Lease shall continue in full force and effect as the obligations of a principal and not as the obligations of a guarantor or surety.

31. Assignment of Subrents, etc Lessee hereby irrevocably assignee to Lessor all rents due or to become due from any assignee or sublessee of this Lease or any tenant or occupant of the Leased Property or any part thereof, together with the right to collect and receive the same, provided that so long as Lessee is not in default under this Lease, Lessee shall have the right to collect and receive such rents for its own uses and purposes. Upon any default by Lessee under this Lease, Lessor shall, until such default shall have been cured, have absolute title to such rents and the absolute right to collect the same, provided that unless Lessor gives written notice to any assignee or sublessee or any tenant or occupant of the Leased Property permitted hereunder that Lessee is in default under this Lease no such assignee, sublessee, tenant or occupant shall be held liable to Lessor for making payment of such rents to Lessee. Lessor shall apply to the Basic Rent or additional rent due under this Lease the net amount (after deducting all costs and expenses of collection) of any rents so collected and received by it.

32. Performance on Behalf of Other Party. If either Lessee or Lessor at any time shall fail to make any payment or perform any act required by this Lease to be made or performed by it, the other party, without notice to or demand upon the party so failing and without waiving or releasing the party so failing from any obligation or Event of Default under this Lease, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the party so failing. All sums so paid and all costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred, together with interest thereon at the rate of 6 1/2% per annum from the date of payment or incurring, shall be paid by the party so failing to the other party on demand, and, if Lessee is the party so failing, shall constitute additional rent payable by Lessee under this Lease.

33. Entry by Lessor. Lessor and its authorized representatives shall have the right to enter the Leased Property at all reasonable times (a) for the purpose of inspecting the same or for the purpose of doing any work under sections 21, 25 or 32, and may take all such action thereon as may be necessary or appropriate for any such purpose (nothing contained in this Lease or otherwise shall create or imply any duty upon the part of Lessor to make any such inspection, or do any such work except as provided in sections 21 and 25), and (b) for the purpose of showing the Leased Property to prospective purchasers or mortgagees and, at any time within 12 months prior to the expiration of the then current term of this Lease (unless Lessee theretofore shall have given Lessor written notice of its election to purchase the Leased Property or unless Lessee, if entitled to renew this Lease for a further term, theretofore shall have given Lessor written notice of its election to renew), for the purpose of showing the same to prospective tenants, and within such period to attach to the Leased Buildings advertisements for sale or letting. No such entry shall constitute an eviction of Lessee.

34. Renewal Terms. The term of this Lease may, at the option of Lessee (evidenced by written notice given to Lessor at least 12 months prior to the expiration of the initial term or then current renewal term), be extended for five years (such period being herein sometimes referred to as a "renewal term"), but such right of extension may not be exercised for more than three such renewal terms, provide, in each case, that the Lessee shall not be in default under this Lease and that this Lease shall not have been theretofore terminated for any reason and provided further, that at the time of giving, any notice to renew as aforesaid, (1) the Guaranty of this Lease of even date herewith executed by New England Electric System ("NEES") shall be fully in effect on the part of NEES or a duly organized and validly existing successor entity to NEES which successor shall, (a) at the time of becoming such successor, have acquired all of NEES' right, title and interest in, to and under substantially all of the business and assets of NEES of every kind and nature whatsoever (whether or not subject to the then liabilities of NEES) owned or purported to be owned by NEES at such time and (b) to the satisfaction of Lessor, have assumed all of the obligations of NEES under said Guaranty; and (2) either NEES or its said successor, as the case may be, shall then have a legal existence pursuant to its charter, declaration of trust or other governing instrument under or pursuant to which it is then organized and then exists extending to or beyond the end of the renewal term in respect of which such notice of election is given. Each renewal term shall be upon the same terms, covenants and conditions as are provided in this Lease in respect of the initial term, except that Lessee shall have no option to extend the term of this Lease beyond the last such renewal term and except that the Phase I Basic Rent for each such renewal term shall be an amount per annum equal to $330,730 and the Phase II Basic Rent for each such renewal term shall be an amount per annum equal to $292,900 less $2,780 or a proportionate part thereof for each $100,000 or part thereof by which the Basic Cost to Lessor is less than $5,500,000. The Phase

I and Phase II Basic Rents for each renewal term shall each be payable in equal monthly installments in advance on the first day of each calendar month. A new lease need not be executed upon the exercise of any of these options, and this Lease will remain in full force and effect, changed only as to matters specified in this section.

35. Events of Default. If any one or more of the following events
(herein sometimes called an "Event of Default" or "Events of Default") shall happen:

     (a) if default shall be made in the due and punctual payment of any Basic Rent, when and as the same shall become due and payable; or

     (b) if default shall be made in the due and punctual payment of any additional rent payable under this Lease, when and as the same shall become due and payable, and such default shall continue for a period of 10 days; or

     (c) if default shall be made by Lessee in the performance of or compliance with any of the covenants, agreements, terms or conditions contained in this Lease other than those referred to in the forgoing subdivisions (a) and (b), and such default shall continue for a period of 30 days after written notice thereof from Lessor to Lessee; or

     (d) if Lessee shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Lessee or of all or any substantial part of its properties or of the Leased Property. or shall make any general assignment for the benefits of creditors' or shall admit in writing its inability to pay its debts generally as they become due; or

     (e) if a petition shall be filed against Lessee seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation, and shall remain undismissed or unstayed for an aggregate of 90 days (whether or not consecutive), or if any trustee, receiver or liquidator of Lessee or of all or any substantial part of its properties or of the Leased Property shall be appointed without the consent or acquiescence of Lessee and such appointment shall remain unvacated or unstayed for an aggregate of 90 days (whether or not consecutive);

then and in any such event Lessor at any time thereafter may give written notice to Lessee specifying the occurrence giving rise to such Event of Default or Events of Default and stating that this Lease and the term hereby demised shall expire and terminate on the date specified in such notice, which shall be at least 10 days after the giving of such notice, and upon the date specified in such notice, subject to the provisions of section 37 relating to the survival of Lessee's obligations, the term of this Lease and the estate and interests hereby demised shall expire and terminate by limitation and all rights of the Lessee under this Lease shall cease unless before such date (i) all arrears of Basic Rent and additional rent and all other amounts payable by Lessee under this Lease, together in each case with interest thereon at the rate of 63470 per annum from the time when the same became due and payable, and all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by or on behalf of Lessor in the premises, shall have been fully paid by Lessee, and (ii) all other defaults at the time existing under this Lease shall have been fully cured and made good or secured to the satisfaction of Lessor. Lessee will pay, as additional rent hereunder, all costs and expenses incurred by or on behalf of Lessor, including, without limitation, attorneys' fees and expenses, occasioned by any default by Lessee under this Lease.

36. Repossession, Re-letting, etc., by Lessor. At any time after any expiration of the term of this Lease as provided in section 35, Lessor, without further notice and with no liability to Lessee, may repossess the Leased Property, by force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all property from the Leased Property. After any such expiration, Lessor shall use reasonable efforts and diligence (a) to re-let the Leased property for such term or terms and on such terms and conditions as are practicable in the light of all the circumstances then existing and (b) to collect and receive the rents therefrom, all as determined in good faith by Lessor, and Lessor shall not otherwise be liable for any failure to collect any rent due upon any such re-letting.

37. Survival of Lessee's Obligations; Damages. No expiration of the term of this Lease or repossession of the Leased Property, as provided in sections 35 and 36, shall relieve Lessee of its liability and obligations under this Lease, all of which shall survive any such expiration or repossession.

     (A) In the event of any such expiration, Lessee shall pay to Lessor the Basic Rent and all additional rent and other charges required to be paid by Lessee up to the time of such expiration, and thereafter Lessee, until the end of what would have been the term of this Lease in the absence of such expiration and whether or not the Leased Property or any part thereof shall have been re-let, shall be liable to Lessor for, and shall pay to Lessor, as and for liquidated agreed current damages for Lessee's default:

          (a) the Basic Rent (less an amount equal to $10,000 per annum if such Basic Rent would have been due during the preliminary term of this Lease and less an amount equal to $20,000 per annum if such Basic Rent would have been due during the remaining portion of the initial term after the preliminary term of this Lease or any renewal term hereof) and all additional rent, less any credits provided for in section 3, and other charges which would be payable under this Lease by Lessee if the term of this Lease had not expired, less

          (b) the net proceeds, if any (which shall include, whether or not paid to Lessor, all amounts paid by the lessee under such re-letting specifically in respect of real estate taxes on the Leased Property and up to $17,000 in each year paid by the lessee under such re-letting specifically in respect of insurance of the types required to be carried by Lessor by section 20), of any re-letting effected for the account of Lessee pursuant to the provisions of section 36, after deducting all Lessor's expenses in connection with such re-letting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration costs, and expenses of preparation for such re-letting (Lessor's expenses shall not include expenses for real estate taxes and expenses up to $17,000 in any year for insurance of the types required to be carried by Lessor by section 20).

Lessee shall pay such current damages to Lessor monthly on the days on which the Basic Rent would have been payable under this Lease if the term of this Lease had not expired, and Lessor shall be entitled to recover the same from Lessee on each such day.

If any statute or rule of law governing a proceeding in which such liquidated final damages are to be proved shall validly limit the amount thereof to an amount less than the amount above agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law.

(B) At any time after such expiration, Lessee may (i) if such expiration is during the preliminary term of this Lease, pay to Lessor a sum equal to the Basic Cost to Lessor plus an amount equal to the aggregate of the discounted values of the monthly installments of the Phase I Basic Rent (less an amount equal to $10,000 per annum) from the date of such payment to the date the then current term of this lease would have normally expired had such expiration not occurred, obtained by the monthly application of a discount rate of 5 1/2% per annum or (ii) if such expiration is during the remaining portion of the initial term after the preliminary term of this Lease or during any renewal term hereof, an amount equal to the aggregate of the discounted values of the monthly installments of the aggregate of the Phase I and Phase II

Basic Rents (less an amount equal to $20,000 per annum) from the date of such payment to the date the then current term of this Lease would have normally expired had such expiration not occurred, obtained by the monthly application of a discount rate of 5 1/2% per annum, whereupon, after such payment, all of Lessee's liabilities and obligations for the payment of Basic Rent under this Lease, except such as have theretofore accrued and remain unsatisfied, shall cease. In such event, Lessee shall be entitled to be paid by Lessor, at least annually, until the then current term of this Lease would have expired had such expiration not occurred, an amount (which together with other such amounts paid by Lessor to Lessee from and after such election shall not be in excess of the total rentals that would be payable by Lessee during the entire remaining portion of the then current term of this Lease) equal to the net proceeds received by Lessor from any re-letting of the Leased Property (which shall include, whether or not paid to Lessor, all amounts paid by the lessee under such re-letting specifically in respect of real estate taxes on the Leased Property and up to $17,000 in each year paid by the lessee under such re-letting specifically in respect of insurance of the types required to be carried by Lessor in section 20) after all Lessor's expenses in connection with such re-letting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, expenses of employees, alteration costs, and expenses of preparation for such re-letting (Lessor's expenses shall not include expenses for real estate taxes and expenses up to $17,000 in any year for insurance of the types required to be carried by Lessor by section 20), all as determined by Lessor in accordance with Lessor's accounting practices and principles, provided, however, that at any time, prior to the time the current term of this Lease in effect at the time of such expiration would have expired but for such expiration, when Lessor has re-let or re-lets the Leased Property or any part thereof, it will, upon the written request of Lessee, in respect of any such re-letting which is made under a lease for a term of years to a lessee who, or whose obligations under such lease are guaranteed by a guarantor who, in the reasonable judgment of Lessor, is a credit risk substantially as good as Lessee and New England Electric System, pay to Lessee, in lieu of that portion of the annual payments of net proceeds previously provided for in this sentence which are of the character of the proceeds included in the payment of discounted installments provided for below, an amount (which together with other such amounts shall not be in excess of the amount that Lessee would have been entitled to pay to Lessor in lieu of the annual payments of net proceeds previously provided for in this sentence had this Lease so expired on the date of such payment by Lessor) equal to the aggregate of the discounted values of the installments of the net proceeds to be received under any such re-letting that are not of the character of additional rent under this Lease, including in such proceeds any amounts, whether or not paid to Lessor, up to $275,000 per annum payable by the lessee under such re-letting specifically in respect of real estate taxes on the Leased Property and any amounts up to $17,000 per annum payable by the lessee under such re-letting specifically in respect of insurance of the types required to be carried by Lessor by section 20, from the date of such payment to the earlier of (a) the date the then current term of the lease under which such re-letting is effected would normally expire or (b) the time the current term of this Lease in effect at the time of such expiration of this Lease would have expired but tor such expiration of this Lease, obtained by the application, at such times as installments of such rents fall due, of a discount rate of 5 1/2% per annum , and provided, further, that if in any year during such period the real estate taxes on the Leased Property are less than $270,000, the Lessor will compensate Lessee by credit against additional rent or otherwise for the amount by which such taxes are less than $275,000; Lessor shall also pay to Lessee, as received, any additional such proceeds up to an a nouns equal to the amount by which such proceeds theretofore paid by Lessor to Lessee have been, since the date of such election, less than the aggregate of the installments of Basic Rent due from the date of such election.

     (C) At any time after any such expiration, whether or not Lessor shall have collected any current damages under (A) above and whether or not any action shall have been taken under (B) above, Lessor shall be entitled to recover from Lessee, and Lessee shall pay to Lessor, within 30 days after demand as and for liquidated and agreed final damages for Lessee's default and in lieu of all damages beyond the date of such payment, an amount equal ro the excess, if any, of

          (x) The Basic Rent (less an amount equal to $10,000 per annum if such Basic Rent would have been due during the preliminary term of this Lease and less an amount equal to $20,000 per annum if such Basic Rent would have been due during the remaining portion of the initial term after the preliminary term of this Lease) and additional rent and other charges which would be payable under this Lease from the date of such demand (or, if it be earlier, the date to which Lessee shall have satisfied in full its obligation under this section to pay current damages) for what would be the then unexpired term of this Lease if the same remained in effect.

over

          (y) the then fair net rental value of the Leased
     Property for the same period,

minus a part of any amount paid by Lessee to Lessor under (B) above equal to the amount that Lessee would have been entitled to pay to Lessor under (B) above had such payment been made on the date of such payment of liquidated damages and plus a part of any amount paid by Lessor to Lessee under (B) above equal to the amount that Lessor would have had to pay to Lessee under (B) above had such payment been requested and made on the date of such payment of liquidated damages, whereupon, after such payment, all of Lessee's liabilities and obligations under this Lease, except such as have theretofore accrued and remain unsatisfied, shall cease.

38. Lessee's Waiver of Rights. In the event of any expiration of the term of this Lease, Lessee, so far as permitted by law, hereby expressly waives (a) any notice of re-entry or of the institution of legal proceedings to that end, (b) any right of redemption or re-entry or re-possession or to restore the operation of this Lease, (c) any right to a trial by jury in the event of summary proceedings, and (d) the benefits of any laws now or hereafter in force exempting property from liability for rent or for debt.

39. No Waiver, etc., by Lessor. No failure by Lessor to insist upon the strict performance of any provision of this Lease or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or provision. No waiver of any breach shall affect or alter this Lease which shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

40. Lessor's Remedies Cumulative, etc. Each right, power and remedy of Lessor provided for in this Lease shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Lessor of any one or more of the rights, powers or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Lessor of any or all other such rights, powers or remedies.

41. Surrender of Leased Property. Lessee shall, upon any expiration or earlier termination of this Lease peaceably vacate and surrender to Lessor the Leased Property in good order, condition and repair (ordinary wear and tear, and damage, destruction, successful assertions of title paramount and Takings referred to in sections 21 and 25 excepted) except as permitted by sections 23 and 24.

42. Quiet Enjoyment. Lessee, upon paying the Basic Rent and all additional rent and other charges provided for in this Lease and performing and complying with all the provisions of this Lease, shall. in addition to its rights under sections 24 and 25, lawfully and quietly hold, occupy and enjoy the Leased Property during the terms of this Lease without hindrance or molestation of Lessor, or others claiming through Lessor and not through Lessee, subject, however, to the matters referred to in section 1 and subject to any Taking and to any acts of God or the public enemy or the armed forces of the United States.

43. Conveyance by Lessor. In case John Hancock Mutual Life Insurance Company, the original Lessor hereunder, or any successor owner of the Lease Property, shall convey or otherwise dispose of the Leased Property, all liabilities and obligations on the part of said Company or successor owner as Lessor under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner.

44. Certificate as to Defaults, etc. Within 90 days after the end of each calendar year, Lessee will furnish to Lessor a certificate signed by the President or a Vice President and the Treasurer or an Assistant Treasurer of Lessee to the effect that there exists no condition or event which constitutes an Event of Default, or which, after notice or lapse of time or both, would constitute an Event of Default, or, if any such condition or event exists, specifying the nature and period of existence thereof and what action Lessee is taking or proposes to take with respect thereto.

45. Estoppel Certificate by Lessee. Lessee at any time or from time to time at the request of Lessor will execute, acknowledge and deliver to Lessor a certificate by Lessee certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modification), (b) whether or not there are then existing any offsets or defenses against the enforcement of any of the provisions of this Lease (and, if so, specifying the same and (c) the dates, if any, to which the Basic Rent and additional rent and other charges have been paid in advance. Any such certificate may be relied upon by any prospective purchaser or mortgagee of the Leased Property or any part thereof.

46. Furnishing of Financial Statements, etc. So long as Lessor shall be John Hancock Mutual Life Insurance Company, Lessee will furnish, or cause to be furnished, to Lessor

     (a) as soon as practicable after the end of each fiscal year and in any event within 120 days thereafter, a balance sheet of Lessee and of New England Electric System (in consolidated form if either shall have any consolidated subsidiaries) as at the end of such year and a statement of income and of surplus of Lessee and of New England Electric System (in consolidated form if either shall have any consolidated subsidiaries) for such year, setting forth in each case in comparative forte corresponding figures for the previous fiscal year, all in reasonable detail and certified (except for statements concerning Lessee, which may be certified by a responsible financial officer of Lessee) by independent public accountants of recognized standing selected by New England Electric System and approved by Lessor; and

     (b) with reasonable promptness, such other information regarding Lessee and New England Electric System and the Leased
Property and the use thereof as Lessor from time to time may reasonably request.

47. Acceptance of Surrender. No surrender to Lessor of this Lease or of the Leased Property or any part thereof or of any interest therein by Lessee shall be valid or effective unless required by the provisions of this Lease or unless agreed to and accepted in writing by Lessor.

48. Joinder of Lessor. Lessor shall not be required to join in any contest referred to in section 1, unless any Legal Requirement requires that such contest be brought by or in the name of Lessor, in which event Lessor shall join in such contest or permit the same to be brought in its name, provided that (a) Lessee shall pay all expenses in connection therewith and indemnify and save harmless Lessor from and against the same and any loss and (b) Lessor shall not be required to join in such contest or permit the same to be brought or continued in its name or to take any action in connection therewith if such contest or action would in Lessor s opinion be prejudicial to its best interest as owner of the Leased Property or otherwise.

49. Occupant Agent for Service. Lessee hereby irrevocably constitutes and appoints such corporation, association, partnership, individual or other entity as from time to time shall be in actual possession of the Leased Property as the agent and attorney-in-fact of Lessee to accept service of process in any action, suit or proceeding, by Lessor relating to this Lease or the Leased Property, and hereby irrevocably submits, for the purposes of any such action, suit or proceeding, to the jurisdiction of the courts of all jurisdictions in which the Leased Property is situated, provided that a copy of any process so served shall be mailed forthwith to Lessee as provided in section 50.

50. Notices, etc. All notices, demands, requests and other instruments under this Lease shall be in writing, and shall be considered properly given if sent by United States registered or certified mail, postage prepaid, (a) if to Lessee, addressed to Lessee at 441 Stuart Street, Boston, Massachusetts 02116, or at such other address as Lessee from time to time may have designated by written notice to Lessor, and (b) if to Lessor, addressed to Lessor at 200 Berkeley Street, Boston, Massachusetts 02117, Attention: City Mortgage Department, or at such other address as Lessor from time to time may have designated by written notice to Lessee.

51. Definitions. As used herein the following terms have the following respective meanings:

additional rent: as defined in section 3.

affiliate: an entity controlling, controlled by or under common control with Lessee.

Agreement: as defined in section 5.

Basic Cost to Lessor: $70,000 plus the Cost of the New Buildings from time to time as defined in the Agreement

Basic Rent: as defined in section 2.

default: any failure on the part of Lessee to perform or comply with any of the provisions of this Lease, whether or not constituting an Event of Default.

Event of Default: as defined in section 35.

Impositions: all water, sewer and other rents, rates and charges, excises, levies, license fees, permit fees and other authorization fees and all other charges (in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen), of every character (including all penalties or interest thereon) which at any time during or in respect of any term of this Lease may be assessed, levied, confirmed or imposed on or in respect of or be a lien upon (a) the Leased Property or any part thereof or any rent therefrom or any estate, right or interest therein, or (b) any occupancy, use or possession of the Leased Property or any part thereof, other than any taxes, assessments (including, without limitation, assessments for public improvements or benefits whether or not commenced or completed during the term of this Lease), and other than any franchise, capital stock or similar tax of Lessor, or any income or excess profits tax of Lessor determined on the basis of its general income or revenues or any estate, inheritance, succession, gift, capital levy or similar tax of Lessor.

Insurance Requirements: all terms and provisions of each insurance policy covering or applicable to the Leased Property or any part thereof, all requirements of the issuers of all such policies, all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions), and all reasonable rules and regulations of John Hancock Mutual Life Insurance Company in respect of any risks required to be insured against by it hereunder as to which it is a self-insurer, applicable to or affecting the Leased Property or any part thereof or any use or condition of the Leased Property or any part thereof.

Lease Modification Closing: as defined in the Agreement referred to in section 5.

Leased Buildings: as defined in section 1.

Leased Property: as defined in section 1.

Leased Requirements: all statutes, codes, laws, acts, ordinances, by-laws, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Leased Property or any part thereof, or any of the streets, alleys, passageways, sidewalks, curbs, gutters, vaults and vault space adjoining the Leased Property or any part thereof, or any use, manner of use or condition of the Leased Property or any part thereof.

Lessee's Equipment: all machinery (whether or not affixed to the Leased Building), furniture, furnishings, and other personal property, other than items for which the Lessor made reimbursement of the cost to the Lessee, not used or procured for use in connection with the operation, maintenance or protection of the Leased Building, as such, installed by Lessee in the Leased Building.

Phase I Basic Rent: as defined in section 2.

Phase II Basic Rent: as defined in section 2.

Phase I Land: as defined in section 1.

Phase I Leased Buildings: as defined in section 1.

Phase I Property: as defined in section 1.

Phase II Land: as defined in section 1.

Phase II Leased Buildings: as defined in section 1.

Phase II Property: as defined in section 1.

Phase I Rentals: as defined in section 2.

Phase II Rentals: as defined in section 2.

preliminary term (of this Lease): as defined in section 2.

Restoration: as defined in section 21.

Taking: a taking of all or part of the Leased Property, or any interest therein or right accruing thereto, as the result of or in lieu of condemnation or eminent domain.

term of this Lease; term hereof: the initial term of this Lease and any renewal term of this Lease for which Lessee shall have exercised its renewal option (initial term and renewal term are defined in sections 1 and 34).

52. Purchase of Property. Lessee may, by written notice to Lessor given not more than thirty nor less than eighteen months prior to the end of the initial term or any renewal term of this Lease elect to have the Property appraised by three qualified appraisers, one of whom shall be promptly selected by Lessor, one of whom shall be promptly selected by Lessee and one of whom shall be promptly selected by said two appraisers selected by Lessor and Lessee, which appraisers shall undertake, at Lessee's sole expense, to appraise the Property at least by the thirtieth day before the beginning of the last year of the then current term of this Lease. Upon receipt of a written appraisal agreed upon in writing by at least two of said appraisers, Lessee may, by written notice to Lessor given prior to the beginning of such last year, elect and, subject to obtaining necessary approvals of regulatory authorities having jurisdiction, shall thereupon become obligated to purchase the Leased Property at any time designated in such notice during such last year and at least sixty days after the date of such notice. for a Purchase Price equal to the then value of the Leased Property as appraised by said appraisers, as aforesaid which Purchase Price shall be increased by an amount equal to the net amount theretofore expended by Lessor to restore the Leased Property after any damage thereto or destruction or Taking thereof or successful assertion of title paramount thereto which occurred prior to such appraisal, and is reflected in such appraisal, and which Purchase Prices shall be decreased by the appraised amount of any loss in value of the Leased Property due to any damage, destruction. successful assertion of title paramount or Taking referred to in sections 21, 23, 24 or 2: which occurred after such appraisal, and is not reflected in such appraisal, to the extent that such loss has not been restored by Lessor such appraised amount to be determined by said appraisers as soon as possible after the occurrence involving such decrease in value in the same manner as the Purchase Price was determined, provided, that such Purchase Price shall in no event be less than $950,000 if such purchase is made during the last year of the initial term of this Lease nor less than $665,000 if such purchase is made during the last year of the first renewal term of this Lease. nor less than $380,000 if such purchase is made during the last year of the second renewal term of this Lease. If necessary approvals of regulatory authorities have not been obtained within 90 days of Lessee's notice of election, such election shall be voided without liability to Lessee or Lessor, and Lessee may elect, by written notice to Lessor given within 10 days after said 90-day period to extend this Lease for any renewal term or terms provided for in sections 34, notwithstanding the fact that said notice would not otherwise be timely under said section 34.

If Lessee shall so notify Lessor, Lessor shall, on the date designated in such notice, furnish to Lessee at the place to which service of notices upon Lessee is then to be given under section 50 of this Lease, a quitclaim deed to the Leased Property, conveying to Lessee a good and marketable title in fee simple to the Leased Property, free and clear of all mortgages, liens, charges, encumbrances, easements, conditions and rights of re-entry or forfeiture, subjects only to: (a) this Lease; (b) matters, inc tiding, without limitation, those set forth in Schedule A hereto, existing, at June 28, 1963 to the extent such matters relate to the Phase I Property, and existing at the date of this Lease to the extent such matters relate to the Phase II Property; (c) all taxes, special assessments and Impositions and liens required to be paid as additional rent or otherwise or discharged by the Lessee under any of the provisions of this Lease; (d ) acts done by the Lessee hereunder or by Lessor at the request of or with the consent of Lessee, and claims by persons claiming by, through or under the Lessee; and ( e ) all Takings, and all other matters, if any, to which this Lease is subject other than matters created by the Lessor hereunder or at the request of or with the consent of Lessor, and by persons, other than the Lessee and those claiming by, through or under the Lessee, claiming by, through or under the Lessor. If Lessor is unable, with the exercise of due diligence, to convey such title to Lessee, in addition to any other remedies conferred by law, Lessee may elect either (a) to take the title as it then is, and deduct from the Purchase Price liens or encumbrances of an ascertainable amount, or (b) to terminate its obligation to purchase the property, in which event the Lessee may (notwithstanding tile fact that the Lessee may have elected to extend the term hereof, as provided in section 34) by notice in writing given to the Lessor within 3 months after the date of such failure, terminate this Lease as of the last day of any succeeding month, provided that not more than 6 full calendar months shall elapse between the date of such failure and the date of such termination or (c) to extend this Lease for any renewal term or terms as provided in section 34 upon written notice thereof given to Lessor within 2 months after the date of such failure or the earlier delivery by Lessor of written notice that it will so fail (notwithstanding the fact that such notice would not otherwise be timely under section 34). If such 2-month period extends beyond the end of any term of this Lease such term shall be deemed to be extended to the end of such period or the earlier election by Lessee so to extend this Lease.

53. Miscellaneous. Wherever in this Lease it is provided that any act or thing shall require the consent or approval of the Lessor, such requirement shall be deemed to include a provision that such consent or approval shall not be unreasonably withheld. If any provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such provision shall not be affected thereby. Neither this Lease nor any term or provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. This lease shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. The captions in this Lease are for convenience of reference only and shall in no way define, limit or describe any of the provisions of this Lease. This Lease may be executed in several counterparts, each of which shall be an original but all of which shall constitute but one and the same instrument. The covenants and agreements of this Lease shall, subject to the provisions of this Lease, bind and inure to the benefit of Lessor, its successors and assigns, and Lessee, its successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed and their respective corporate seals to be hereunto affixed and attested by their respective officers hereunto duly authorized.

                                JOHN HANCOCK MUTUAL LIFE
                                INSURANCE COMPANY,
                                                  Lessor

(CORPORATE SEAL)


Attest: Raymond O. Hollis       By Gordon E. Emerson, Jr.
          Assistant Secretary                     Vice President



Witness: Thomas J. Foley




                                NEW ENGLAND POWER SERVICE
                                COMPANY,
                                                  Lessee



Attest: Richard B. Dunn         By Robert F. Krause
               Secretary                          President


Witness:  John F. Mack
          Edward W. Dence, Jr.

                                                (CORPORATE SEAL)

                           SCHEDULE A
                             PART I

     All and the same premises conveyed to John Hancock Mutual Life Insurance Company, Grantee, by Massachusetts Electric Company, Grantor, by deed dated June 19, 1963 duly recorded with Worcester District Registry or Deeds and therein described as follows:

     "A certain tract or parcel of land with the buildings thereon situated on the Boston-Worcester Turnpike State Highway
Route 9 in Westborough, Worcester County, Massachusetts, being more particularly bounded and described as follows:

          Commencing at the most northwesterly corner of the premises hereby conveyed at a point on said State Highway, said point being N. 89 deg. 07'44" E., 365.23 feet from a stake at the northwesterly corner of land of the Grantor-- said last mentioned point being N. 89 deg. 07' 44" E.,
     179.65 feet from a Massachusetts highway bound;

     thence running N. 89 deg. 07' 44" E., 678.12 feet to a Massachusetts highway bound;

     thence running S. 0 deg. 52' 16" E., 15 feet to a Massachusetts highway bound;

     thence running N. 89 deg. 07' 44" E., 167 feet to a Massachusetts highway bound;

     thence running N. 0 deg 52' 16" W., 15 feet to a Massachusetts highway bound;

     thence running N. 89 deg. 07' 44" E., 290.66 feet to a point which is S. 89 deg. 07' 44" W., 19.34 feet from a Massachusetts highway bound--said last five courses and distances being by said
Boston-Worcester Turnpike State Highway Route 9;

     thence running S. 20 deg. 21' 30" W., 336.37 feet to a point;

     thence running S. 70 deg. 41' 44" W., 525.67 feet to a point;

     thence running S. 19 deg. 18' 16" E., 292.60 feet to a point;

     thence running S. 14 deg. 48' 40" E., 318.27 feet to a point;

     thence running S. 89 deg. 07' 44" W., 270 feet to a point;

     thence running N. 47 deg. 21' 07'' W., 443.53 feet to a point;

     thence running N. 19 deg. 18' 16" W., 293.67 feet to a point;

     thence running N. 0 deg. 52' 16" W., 482.25 feet to the point of beginning--said last eight courses and distances being by other land of said Grantor.

     Containing 16.68 acres and being shown on plan entitled:
"NEW ENGLAND POWER SERVICE COMPANY PART OF NEW ENGLAND ELECTRIC SYSTEM BOSTON, MASS. PLAN SHOWING LAND IN WESTBOROUGH, MASSACHUSETTS TO BE CONVEYED BY MASSACHUSETTS ELECTRIC COMPANY TO JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY SCALE 1" = 100' DATE:
FEBRUARY 26, 1963 D-5954-2', to be recorded herewith.

     "Together with the following rights and easements, as appurtenant to the land hereby conveyed:

     The perpetual right and easement to pass and re-pass with vehicles or otherwise over a roadway 30 feet in width located on remaining land of said Grantor, as shown on plan hereinabove referred to, with the right to do such acts or things on said roadway (including grading, paving and other improvements thereto) as may be reasonably necessary and proper that said roadway may be readily used as a means of ingress and egress to and from the land hereby conveyed; and with the further right to construct and maintain such slopes and/or embankments on remaining land of the Grantor immediately adjacent to said roadway as may be reasonably necessary and proper in connection with the construction of said roadway and the use thereof for the purposes herein set forth.

     The perpetual right and easement to install, construct, maintain and operate a line of underground cables or conduits with wires or cables therein, together with the necessary manholes, for the transmission of electricity and telephone service in, through and across remaining land of Grantor lying West of the land hereby conveyed to serve any building or buildings which may be constructed from time to time hereafter on the land hereby conveyed; such line to run by the shortest reasonably feasible route from any point on the westerly boundary of the remaining land of Grantor, which lies due West of any point on the westerly or southwesterly boundaries of the land conveyed hereby, which boundaries are shown on said plan as, respectively, a line of 482.25 feet running N. 0 52' 16" W., a line of 293.6; feet running N. 19 deg. 18' 16" W., and a line of
443.53 feet running N. 47 deg. 21' 07" W., to any point on said westerly or southwesterly boundaries of the land conveyed hereby.

     The perpetual right and easement to install, construct, maintain and operate a line of poles with wires strung upon and from the same, for the transmission of electricity and telephone service, over and across remaining land of Grantor, to serve any building or buildings which may from time to time hereafter be constructed on the land hereby conveyed; such line to run southerly along the westerly boundary of remaining, land of Grantor from the said Boston-Worcester Turnpike State Highway Route 9 to any point on said westerly boundary, which lies due West of any point on the westerly or southwesterly boundaries of the land conveyed hereby, which boundaries are shown on said plan as, respectively, a line of 482.25 feet running N. 0 deg. 52' 16" W., a line of 293.67 feet running N. 19 deg. 18' 16" W., and a line of 443.53 feet running N. 47 deg. 21' 07" W., to any point on said westerly or southwesterly boundaries of the land conveyed hereby.

     The perpetual right and easement to install, construct, maintain and operate a line of underground pipes for the conveyance of water, in, through and across remaining land of Grantor lying West of the land hereby conveyed to serve any building or buildings which may from time to time hereafter be constructed on the land hereby conveyed; such line to run by the shortest reasonably feasible route from any point on the westerly boundary of the remaining land of Grantor, which lies due West of any point on the westerly or southwesterly boundaries of the land conveyed hereby, which boundaries are shown on said plan as, respectively; a line of 482.25 feet running N. 0 deg. 52' 16" W., a line of 293.67 feet running N. 19 deg. 18' 16" W., and a line of 443.53 feet running N. 47 deg. 21' 07 W., to any point on said westerly or southwesterly boundaries of the land conveyed hereby.

     The perpetual right and easement to enter upon remaining land of Grantor with men, machinery and equipment and to do any and all acts or things which may be necessary or proper in connection with the construction, installation, maintenance and repair of any and all of the ways and facilities existing, installed or constructed in or upon the land hereby conveyed under any and all of the foregoing rights and easements hereinabove set forth and, without limiting the generality of the foregoing, including the right to excavate so much thereof as may be necessary and proper in connection with the installation, construction, maintenance and repair of any or all of said facilities; and the right to make such use of land in the immediate vicinity of any such installation or installations as may be reasonably necessary and proper under the circumstances.

"EXCEPTING AND RESERVING unto the Grantor, its successors and assigns, as appurtenant to and for the benefit of its remaining land, the following rights and easements, namely:

     The perpetual right and easement to pass and re-pass with vehicles or otherwise over a roadway 30 feet in width located on the land hereby conveyed as shown on the plan herein above referred to, with the right to do such acts or things on said roadway (including grading, paving and other improvements thereto) as may be reasonably necessary and proper in order that said roadway may be readily used as a means of ingress and egress to and from the Grantor's remaining land; and with the further right to construct and maintain such slopes and/or embankments on the land hereby conveyed immediately adjacent to said roadway as may be reasonably necessary and proper in connection with the construction of said roadway and the use thereof for the purposes herein set forth.

     The perpetual right and easement to install, construct, maintain and operate in, through and across the land conveyed hereby two underground lines of pipes in connection with sewage disposal systems from any and all buildings which may at any time hereafter be constructed on remaining land of the Grantor, as follows: one line of such pipes to run the shortest reasonably feasible route from any point on the southwesterly or southerly boundaries of tile land hereby conveyed, which boundaries are shown on said plan as, respectively, a line of 443.53 feet running N 47 deg. 21' 07" W., a line of 293.67 feet running N. 19 deg. l8' 16" W., and a line of 270.00 feet running S. 89 deg. 07' 44" W., to the nearest connecting plug in any sewage disposal system existing on the land hereby conveyed at the time of the installation of such line of pipes; and one line of such pipes to run by the shortest reasonably feasible route from any point on the easterly boundaries of the land hereby conveyed, which boundaries are shown on said plan as, respectively, a line of
525.67 feet running S. 70 deg. 41' 44" W., and a line of 292.60 feet running S. 19 deg. 18' 16" E., to the nearest connecting, plug in any sewage disposal system existing on the land hereby conveyed at the time of the installation of such line of pipes or, in the alternative and not in addition, to any leaching field in the approximate location shown on said plan as 'Proposed Leaching Field' or, in the alternative and not in addition, to any septic tank in the approximate location shown on said plan as 'Proposed Septic Tank'; and the right to connect each such sewage disposal system into such sewage disposal systems on the land hereby conveyed, or into any such leaching field or septic tank, as the case may be, and further, in connection with the above, the right to use such lines of pipes to transmit sewage to, and only to, said leaching field and septic tank (and through them to any other then existing leaching fields and septic tanks or other sewage disposal facilities connected to them and in respect of which the owner, at the time, of the land hereby conveyed has the right to permit such use); provided, however, that each such right to connect with or transmit sewage to and through said sewage systems, leaching fields, septic tanks and other sewage disposal facilities shall at all times be subject to the conditions that: (i) the exercise of any such right shall not unreasonably interfere with the then existing use of any such system, leaching field, septic tank or other facility, or cause the same to be inadequate for continuation of its then existing use; and (ii) the owners from time to time of the remaining land of Grantor which are benefitting from such exercise shall each bear a part of the cost of maintaining, repairing, extending or enlarging any such system, leaching field, septic tank or other facility proportionate to such owner's said use thereof.

     The perpetual right and easement to install, construct, maintain and operate two underground drains for the purpose of draining surface water and other water collected on the Grantor's remaining land and land contiguous thereto which the Grantor may hereafter acquire, in, through, under and across the land hereby conveyed, one in the approximate location of the proposed drain over the easterly and northerly part of the land hereby conveyed shown on said plan as 'Approx. Location of Proposed Drain' and one in the approximate location of the existing drain over the northwesterly corner of the land hereby conveyed shown on said plan as 'Existing Drain'.

     The perpetual right and easement to install, construct, maintain and operate a line of underground cables or conduits with wires or cables therein, together with the necessary manholes, for the transmission of electricity and telephone service in, through and across land hereby conveyed to serve any building or buildings which may be constructed from time to time hereafter on remaining land of the Grantor; such line to run by the shortest reasonably feasible route from any point on the westerly or southwesterly boundaries of the land hereby conveyed, which boundaries are shown on said plan as, respectively, a line of 482.25 feet running N. 0 deg. 52' 16" W., a line of 293.67 feet running N. 19 deg. 18' 16" W., and a line of 443.53 feet running N. 47 deg. 21' 07" W., to any point on the easterly boundaries of the land hereby conveyed, which boundaries are shown on said plan as, respectively, a line of 525.67 feet running S. 70 deg. 41' 44" W., and lines of 292.60 feet running
S. 19 deg. 18' 16" E., and 318.27 feet running S. 14 deg. 48' 40"
E.

     The perpetual right and easement to install, construct, maintain and operate a line of underground pipes for the conveyance of water, in, through and across the land hereby conveyed, to serve any building or buildings which may from time to time hereafter be constructed on remaining land of said Grantor; such line to run by the shortest reasonably feasible route from any point on the westerly or southwesterly boundaries of the land hereby conveyed, which boundaries are shown on said plan as, respectively, a line of 482.25 feet running N. 0 deg. 52' 16" W., a line of 293.67 feet running N. 19 deg. 18' 16" W., and a line of 443.53 feet running N. 47 deg. 21' 07" W., to any point on the easterly boundaries of the land hereby conveyed, which boundaries are shown on said plan as, respectively, a line of 525.67 feet running S. 70 deg. 41' 44" W., and lines of 292.60 feet running S. 19 deg. 18' 16" E., and 318.27 feet running S. 14 deg. 48' 40" E.

     The perpetual right and easement to enter upon the land hereby conveyed with men, machinery and equipment and to do any and all acts or things which may be necessary or proper in connection with the construction, installation, maintenance and repair or any and all of the ways and facilities existing, installed or constructed in or upon the land hereby conveyed under any and all of the foregoing rights and easements hereinabove set forth, and, without limiting the generality of the foregoing, including the right to excavate so much thereof as may be necessary and proper in connection with the installation, construction, maintenance and repair of any or all of said facilities; and the right to make such use of land in the immediate vicinity of any such installation or installations as may be reasonably necessary and proper under the circumstances

     "Being a portion of the premises conveyed to the Massachusetts Electric Company by William Hooper et ux by deed dated April 2, 1962, recorded with Worcester District Registry of Deeds in Book 4270, Page 36; and said premises are conveyed subject to a drainage easement in favor of The Commonwealth of Massachusetts dated July 17, 1930, recorded with said Deeds in Book 2526, Page 472.

     "The exact location of any or all of the rights and easements hereinabove described (other than the 30-foot roadways) shall become established by and upon the construction and installation from time to time of the facilities hereinabove set forth and the recording with Worcester District Registry of Deeds of a plan or plans showing the locations thereof in, under or across the land subject thereto.

     "Each right and easement granted to the Grantee or reserved to the Grantor hereunder may be exercised only in such manner and to such extent that such exercise does not unreasonably interfere with the use, operation or maintenance of the land subject thereto or any buildings or structures or other improvements existing on such land at the time of such exercise.

     "The location of any way or the line of any facility which exists or has been installed under any easement or right granted or reserved herein may be changed between any two points on such way or line lying within the boundaries of the land subject thereto at the option of and at the sole expense of the owner from time to time of the land subject thereto provided that the work to be done in connection therewith shall be done under the supervision of the person exercising such easement or right or his agents, if he so elects, and that the way or facility as so relocated shall be of substantially equal convenience and utility and shall not be more expensive or burdensome to such person to maintain, and provided that such change shall not unreasonably interfere with the use being made thereof during the making of such change."

                            PART II

     All and the same premises conveyed to JOHN HANCOCK LIFE INSURANCE COMPANY, Grantee, by MASSACHUSETTS ELECTRIC COMPANY, Grantor, by deed dated October 13, 1966 duly recorded with Worcester District Registry of Deeds and therein described as follows:

     A certain tract or parcel of land situated off the southerly side of the Boston-Worcester Turnpike State Highway Route 9 in
Westborough, Worcester County, Massachusetts and bounded and described as follows:

     Beginning at a point at other land now or formerly of the Grantor, which point is the most northeasterly corner of the premises hereby conveyed and is located S. 20 deg. 21' 30" W., 100 feet from a stake, which stake is situated S. 89 deg. 07' 44" W., 19.34 feet from a Massachusetts Highway Bound on the southerly side of said Boston-Worcester Turnpike State Highway Route 9;

     thence running S. 01 deg. 13' 58" W., 973.68 feet to a point;

     thence turning and running S. 89 deg. 07' 44" W., 379.34 feet to an iron pin at land of the Grantee -- said last two courses and distances being by land now or formerly of the Grantor;

     thence turning and running N. 14 deg. 48' 40" W., 318.27 feet to a stake;

     thence turning and running N. 19 deg. 18' 16" W., 292.60 feet to a drill hole;

     thence turning and running N. 70 deg. 41' 44" E., 525.67 feet to a spike;

     thence turning and running N. 20 deg. 21' 30" E., 236.37 feet to the point of beginning -- said last four courses and distances being by other land of the Grantee.

     Containing 7.74 acres of land more or less and being shown on a plan entitled: "NEW ENGLAND POWER SERVICE COMPANY, PART OF NEW ENGLAND ELECTRIC SYSTEM, BOSTON, MASS. PLAN SHOWING LAND IN WESTBOROUGH, MASSACHUSETTS TO BE CONVEYED BY MASSACHUSETTS ELECTRIC COMPANY TO JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY SCALE 1" = 100' DATE MAY 24, 1966 D-6306", to be recorded herewith.

     Together with the following rights and easements, as appurtenant to the land hereby conveyed:

     The perpetual right and easement to install, construct, maintain and operate a line of underground cables or conduits with wires or cables therein, together with the necessary manholes, for the transmission of electricity and telephone service in, through and across remaining land of the Grantor which is situated west of the land conveyed to the Grantee by the Grantor by deed dated June 19, 1963 and recorded with Worcester District Registry of Deeds in Book 4381, Page 408, to serve any building or buildings which may be constructed from time to time hereinafter on the land hereby conveyed; such line to run by the shortest reasonably feasible route from any point on the westerly boundary of the remaining land of the Grantor, which lies due west of any point on the westerly or southwesterly boundaries of the land conveyed to the Grantee by the Grantor by deed dated June 19, 1963 and recorded with Worcester District Registry of Deeds in Book 4381, Page 408, which boundaries are shown on said plan as, respectively, a line of 482.25 feet running N. 0 deg. 52' 16" W., a line of 293.67 feet running N. 19 deg. 18' 16" W., and a line of 443.53 feet running N. 47 deg. 21' 07" W., to any point on said westerly or southwesterly boundaries of the land conveyed to the Grantee by said deed recorded with Worcester District Registry of Deeds in Book 4381, Page 408.

     The perpetual right and easement to install, construct, maintain and operate a line of poles with wires strung upon and from the same, for the transmission of electricity and telephone service, over and across remaining land of the Grantor, to serve any building or buildings which may from time to time hereafter be constructed on the land hereby conveyed; such line to run southerly along the westerly boundary of remaining land of the Grantor from the said Boston-Worcester Turnpike State Highway Route 9 to any point on said westerly boundary, which lies due west of any point on the westerly or southwesterly boundaries of the land conveyed to the Grantee by the Grantor by deed dated June 19, 1963 and recorded with Worcester District Registry of Deeds in Book 4381, Page 408, which boundaries are shown on said plan as, respectively, a line of 482.25 feet running N. 0 deg. 52' 16" W., a line of 293.67 feet running N. 19 deg. 18' 16" W., and a line of 443.53 feet running N. 47 deg 21' 07" W.

     The perpetual right and easement to install, construct, maintain and operate a line of underground pipes for the conveyance of water, in, through and across remaining land of the Grantor lying west of the land conveyed to the Grantee by the Grantor by deed dated June 19, 1963 and recorded with Worcester District Registry of Deeds in Book 4381, Page 408, to serve any building or buildings which may from time to time hereafter be constructed on the land hereby conveyed; such line to run by the shortest reasonably feasible route from any point on the westerly boundary of the remaining land of the Grantor, which lies due west of any point on the westerly or southwesterly boundaries of the land conveyed by the Grantor to the Grantee by deed dated June 19, 1963 and recorded with Worcester District Registry of Deeds in Book 4381, Page 408, which boundaries are shown on said plan as, respectively, a line of 482.25 feet running N. 0 deg. 52' 16" W., a line of 293.67 feet running N. 19 deg. 18' 16" W., and a line of 443.53 feet running N. 47 deg. 21' 07" W., to any point on said westerly or southwesterly boundaries of the land conveyed to the Grantee by said deed dated June 19, 1963 and recorded with Worcester District Registry of Deeds in Book 4381, Page 408.

     The perpetual right and easement to enter upon remaining land of the Grantor with men, machinery and equipment and to do any and all acts or things which may be necessary or proper in connection with the construction, installation, maintenance and repair of any and all of the facilities existing, installed or constructed in or upon the remaining land of the Grantor under any and all of the rights and easements hereinabove set forth and without limiting the generality of the foregoing, including the right to excavate so much thereof as may be necessary and proper in connection with the installation, construction, maintenance and repair of any or all of said facilities; and the right to make such use of land in the immediate vicinity of any such installation or installations as may be reasonably necessary and proper under the circumstances.

EXCEPTING AND RESERVING unto the Grantor, its successors and assigns, as appurtenant to and for the benefit of its remaining land, the following rights and easements, namely:

     The perpetual right and easement to pass and re-pass with vehicles or otherwise over a roadway 30 feet in width located on the land hereby conveyed as shown on the plan hereinabove referred to, with the right to do such acts or things on said roadway (including grading, paving and other improvements thereto) as may be readily used as a means of ingress and egress to and from the Grantor's remaining land; and with the further right to construct and maintain such slopes and/or embankments on the land hereby conveyed immediately adjacent to said roadway as may be reasonably necessary and proper in connection with the construction of said roadway and the use thereof for the purposes herein set forth.

     The perpetual right and easement to install, construct, maintain and operate in, through and across the land conveyed hereby an underground line of pipes in connection with sewage disposal systems from any and all buildings which may at any time hereafter be constructed on remaining land of the Grantor, said line of pipes is to run by the shortest reasonably feasible route from any point on the easterly and/or southerly boundaries of the land hereby conveyed, which boundaries are shown on said plan as respectively, a line of 973.68 feet and running S. 01 deg. 13' 58" W. and a line of 379.34 feet and running S. 89 deg. 07' 44"
W. to the nearest connecting plug in any sewage disposal system existing on the land hereby conveyed at the time of the installation of such line of pipes or, in the alternative and not in addition, to any leaching field in the approximate locations shown on said plan as "Existing and Proposed Leaching Fields" or, in the alternative and not in addition, to any septic tank in the approximate location shown on said plan as "Septic Tank"; and the right to connect each such sewage disposal system into such sewage disposal systems on the land hereby conveyed, or into any such leaching field or septic tank, as the case may be, and further, in connection with the above, the right to use such lines of pipes to transmit sewage to, and only to, said leaching field and septic tank (and through them to any other then existing leaching fields and septic tanks or other sewage disposal facilities connected to them, if the owner of the land hereby conveyed has, at the time of such connection, the right to permit such use); provided however, that each such right to connect with or transmit sewage to and through said sewage systems, leaching fields, septic tanks and other sewage disposal facilities shall at all times be subject to the conditions that:
(i) the exercise of any such right shall not unreasonably interfere with the then existing use; and (ii) the owners from time to time of the remaining land of the Grantor which are benefiting from such exercise shall each bear a part of the cost of maintaining, repairing, extending or enlarging any such system, leaching field, septic tank or other facility proportionate to such owner's said use thereof.

     The perpetual right and easement to install, construct, maintain and operate an underground drain for the purpose of draining surface water and other water collected on the Grantor's remaining land and land contiguous thereto which the Grantor may hereafter acquire, in, through, under and across the land hereby conveyed, in the approximate location of the proposed drain over the easterly and northerly part of the land hereby conveyed shown on said plan as "Approx. Location ok Proposed Drain".

     The perpetual right and easement to enter upon the land hereby conveyed with men, machinery and equipment and to do any and all acts or things which may be necessary or proper in connection with the construction, installation, maintenance and repair of any and all of the ways and facilities existing, installed or constructed in or upon the land hereby conveyed under any and all of the foregoing rights and easements hereinabove set forth, and, without limiting the generality of the foregoing, including the right to excavate so much thereof as may be necessary and proper in connection with the installation, construction, maintenance and repair of any or all of said facilities; and the right to make such use of land in the immediate vicinity of any such installation or installations as may be reasonably necessary and proper under the circumstances.

     Being a portion of the premises conveyed to the Massachusetts Electric Company by William Hooper et ux by deed dated April 2, 1962, recorded with Worcester District Registry of Deeds in Book 4270, Page 36; and said premises are conveyed subject to a drainage easement in favor of The Commonwealth of Massachusetts dated July 17, 1930, recorded with said Deeds in

Book 2526, Page 472; and being a portion of the premises conveyed to Massachusetts Electric Company by Milton Alden et ux by deed dated June 24, 1965 and recorded with said Deeds in Book 4575, Page 12.

     The exact location of any or all of the rights and easements hereinabove described (other than the 30-foot roadway) shall become established by and upon the construction and installation from time to time of the facilities hereinabove set forth and the recording with Worcester District Registry of Deeds of a plan or plans showing the locations thereof in, under or across the land subject thereto.

     Each right and easement granted to the Grantee or reserved to the Grantor hereunder may be exercised only in such manner and to such extent that such exercise does not unreasonably interfere with the use, operation or maintenance of the land subject thereto or any buildings or structures or other improvements existing on such land at the time of such exercise.

     The location of any way or the line of any facility which exists or has been installed under any easement or right granted or reserved herein may be changed between any two points on such way or line lying within the boundaries of the land subject thereto at the option of and at the sole expense of the owner from time to time of the land subject thereto provided that the work to be done in connection therewith shall be done under the supervision of the person exercising such easement or right or his agents, if he so elects, and that the way or facility as so relocated shall be of substantially equal convenience and utility and shall not be more expensive or burdensome to such person to maintain, and provided that such change shall not unreasonably interfere with the use being made thereof during the making of such change.

THE COMMONWEALTH OF MASSACHUSETTS
COUNTY OF SUFFOLK        SS.

     On this 14th day of October, 1966, before me appeared Gordon
E. Emerson, jr. and Raymond O. Hollis to me personally known, who being by me duly sworn, did say that they are the Vice President and Assistant Secretary, respectively of John Hancock Mutual Life Insurance Company, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed by them in behalf of said corporation by authority of its Board of Directors, and the said Gordon E. Emerson, jr. and Raymond O. Hollis acknowledged said instrument to be the free act and deed of said corporation.

                           Thomas J. Foley
                              Notary Public

                           My commission expires

                           Thomas J. Foley
                           Notary public in and for
                           The Commonwealth of Massachusetts

                           my commission expires May 14, 1971.

                                                  (Notarial Seal)


THE COMMONWEALTH OF MASSACHUSETTS
COUNTY OF SUFFOLK            SS.

     On this 14th day of October, 1966, before me appeared Robert
F. Krause and Richard B. Dunn to me personally known, who being by me duly sworn, did say that they are the President and Secretary, respectively, of New England Power Service Company, a corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed by them in behalf of said corporation by authority of its Board of Directors, and the said Robert F. Krause and Richard B. Dunn acknowledged said instrument to be the free act and deed of said corporation.

                           Robert D. Hartshorne, Jr.
                                 Notary Public

                           My commission expires April 29, 1971.


                                                  (Notarial Seal)

                                                  Exhibit B-2(ii)

LEASE MODIFICATION AGREEMENT, dated January 2, 1970, between John Hancock Mutual Life Insurance Company ("Lessor"), a Massachusetts corporation having its principal office and place of business at 200 Berkeley Street, in the City of Boston, County of Suffolk, The Commonwealth of Massachusetts, and New England Power Service Company ("Lessee"), a Massachusetts corporation having its principal office and place of business at Turnpike Road, in the Town of Westborough, County of Worcester, The Commonwealth of
Massachusetts:

The Supplemented Lease, dated October 14, 1966, between Lessor and Lessee is hereby modified and amended as follows:

     Items (x) and (y) of clause B of section 2 of the Supplemented Lease are modified and amended to read as follows:

     "(x)$744,164 during the remaining portion of the initial term after the preliminary term of this Lease, payable in installments in advance of(y)$62,013.67 on the first day of such remaining portion of the initial term after the preliminary term of this Lease and on the first day of each succeeding calendar month."

     In Witness Whereof, the parties hereto have caused this Agreement to be executed and their respective corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized.

                     JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY,
                                                  Lessor

                     By    s/ J. A. Worthen
                     ______________________________________
                     Second Vice President


Attest:

     s/ R. L. McVie
_______________________________


Witness:

s/ C. S. Perkins
________________________________


s/ John M, Kane, Jr,
________________________________

                     NEW ENGLAND POWER SERVICE COMPANY,
                                                  Lessee


                     By   s/ R. Leigh FitzGerald
                     _________________________________

Attest:

     s/ Albert E. Westwood
_________________________________


Witness:


     s. Sara L. Kinneen
__________________________________


     s/ Frederic E. Greenman
___________________________________